UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 20, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, American Electric Power Company, Inc. (the “Company”) announced that Greg B. Hall has been elected by the Company’s Board of Directors Executive Vice President and Chief Commercial Officer of the Company effective September 22, 2022. Mr. Hall has been Executive Vice President – Energy Supply of the Company since 2021, served as President and Chief Operating Officer of AEP Energy from 2017 to 2021, and served as Vice President of certain non-regulated subsidiaries of the Company from 2014 to 2017.

The Board of Directors also elected Christian T. Beam Executive Vice President - Energy Services effective September 22, 2022. Mr. Beam has been President and Chief Operating Officer of Appalachian Power Company, a utility subsidiary of the Company, since 2017.

The Board of Directors also elected Peggy I. Simmons Executive Vice President - Utilities effective September 22, 2022. Ms. Simmons has been President and Chief Operating Officer of Public Service Company of Oklahoma, a utility subsidiary of the Company, since 2018.

On September 22, 2022, the Company announced that, effective November 1, 2022, the position of Executive Vice President and Chief Operating Officer will be eliminated, resulting in Lisa M. Barton separating from service with the Company. Ms. Barton will remain with the Company through that date with transitional responsibilities, reporting to Nicholas K. Akins, Chair and Chief Executive Officer of the Company. The elimination of her position will trigger benefits to her under both the Company’s Executive Severance Plan and the General Severance Plan if Ms. Barton enters into a severance, release of all claims, and noncompetition agreement (“Agreement”). Under these plans the Company would provide one-times her current salary and target annual incentive compensation, prorated vesting of restricted stock units under the Company’s long-term incentive plan (LTIP), up to 12 months of medical and dental benefits at active employee rates and outplacement services. As a condition of receiving these benefits under both the Executive and General Severance Plans, Ms. Barton would release the Company from all claims that Ms. Barton may lawfully release, agree not to compete with the Company for one-year, and affirm certain non-solicitation, confidentiality, non-disparagement and cooperation stipulations with the Company.

If Ms. Barton does not execute the Agreement, then she would still be eligible for severance benefits under the General Severance Plan consisting of 2 weeks of her current base salary for each of her 16 full and partial years of service to the Company, prorated vesting of restricted stock units under the LTIP, up to 12 months of medical and dental benefits at active employee rates and outplacement services. As a condition of receiving these General Severance benefits, Ms. Barton would release the Company from all claims that may lawfully be released and affirm certain non-solicitation, confidentiality, non-disparagement and cooperation stipulations with the Company.

Since Ms. Barton is retirement eligible under the terms of the performance share award agreements granted under the LTIP and with respect to financial counseling services, she is also eligible for prorated vesting of the performance share awards under the LTIP and one-year of continued financial counseling services irrespective of whether she agrees to the conditions to receive benefits under any of the Company’s severance plans.

A copy of the Company’s press release dated September 22, 2022, is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 Press Release dated September 22, 2022

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

September 22, 2022